As filed with the United States Securities and Exchange Commission on June 20, 2025

Registration No. 333-287941

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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1RT Acquisition Corp.

(Exact name of registrant as specified in its charter)

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Cayman Islands	6770	33-1579459
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Dan Tapiero
Chief Executive Officer
205 West 28th Street
2nd Floor Suite C
New York, New York 10001
315-810-1230
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

205 West 28th Street
2nd Floor Suite C
New York, New York 10001
315-810-1230
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies to:

Sean Ewen Andrew Marmer Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000	Douglas S. Ellenoff Stuart Neuhauser Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 (212) 370-1300

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

1RT Acquisition Corp. is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-287941) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Part II

Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement.
3.1	Memorandum and Articles of Association.
3.2	Form of Amended and Restated Memorandum and Articles of Association.
4.1	Specimen Unit Certificate.
4.2	Specimen Ordinary Share Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company.
5.1	Opinion of Willkie Farr & Gallagher LLP.
5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Registrant.
10.1	Form of Letter Agreement among the Registrant, 1RT Sponsor LLC and each of the officers and directors of the Registrant.
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3	Form of Registration Rights Agreement among the Registrant, 1RT Sponsor LLC and the Holders signatory thereto.
10.4	Form of Private Placement Warrants Purchase Agreement between the Registrant and 1RT Sponsor LLC.
10.5	Form of Private Placement Warrants Purchase Agreement between the Registrant and Cantor Fitzgerald & Co.
10.6†	Form of Indemnity Agreement.
10.7	Promissory Note.
10.8	First Amendment to Promissory Note.
10.9	Securities Subscription Agreement.
10.10	Form of Administrative Services Agreement.
10.11	Form of Director Award Agreement.
14.1	Form of Code of Business Conduct and Ethics.
23.1	Consent of Withum Smith+Brown, PC.
23.2	Consent of Willkie Farr & Gallagher LLP (included on Exhibit 5.1).
23.3	Consent of Maples and Calder (Cayman) LLP (included on Exhibit 5.2).
24.1	Power of Attorney (included on the signature page of the initial filing).
99.1	Audit Committee Charter.
99.2	Compensation Committee Charter.
99.3	Consent of Jeffrey Nuechterlein to be named as director nominee.
99.4	Consent of Eric Vincent to be named as a director nominee.
99.5	Consent of Jeffrey Blockinger to be named as a director nominee.
99.6	Consent of Matt Frymier to be named as a director nominee.
107*	Filing Fee Table.

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*        Previously filed.

†        Compensatory plan or arrangement.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of June, 2025.

1RT ACQUISITION CORP
By:	/s/ Dan Tapiero
Name:	Dan Tapiero
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Dan Tapiero	Chief Executive Officer and Director	June 20, 2025
Dan Tapiero	(Principal Executive Officer)
/s/ Joe Majocha	Chief Financial Officer	June 20, 2025
Joe Majocha	(Principal Financial and Accounting Officer)

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Authorized representative

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of 1RT Acquisition Corp, in the City of New York, New York, on the 20th day of June, 2025.

By:	/s/ Dan Tapiero
Name:	Dan Tapiero
Title:	Authorized Representative

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